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                                                                     EXHIBIT 5.1


                       ORRICK, HERRINGTON & SUTCLIFFE LLP

                                December 29, 2000


Corixa Corporation
1124 Columbia Street, Suite 200
Seattle, Washington 98104

        Re: Registration Statement on Form S-8 for Coulter Pharmaceutical, Inc. 1995 Equity Incentive Plan, Coulter Pharmaceutical, Inc. 1996 Equity Incentive Plan and Coulter Pharmaceutical, Inc. 1996 Employee Stock Purchase Plan

Ladies and Gentlemen:

        We have acted as counsel to Corixa Corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), that the Company is filing with the Securities and Exchange Commission with respect to 5,767,083 shares of Common Stock, $.001 par value per share (the "Shares"), in connection with the Coulter Pharmaceutical, Inc. 1995 Equity Incentive Plan (the "1995 Plan"), the Coulter Pharmaceutical, Inc. 1996 Equity Incentive Plan (the "1996 Plan") and the Coulter Pharmaceutical, Inc. 1996 Employee Stock Purchase Plan (the "1996 ESPP"; together with the 1995 Plan and the 1996 Plan referred to collectively as the "Plans")

        We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

        Based on and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plans have been duly authorized and that, upon (i) due execution by the Company of such Shares, (ii) the registration by the Company's registrar of such Shares, (iii) the sale of such Shares by the Company in accordance with the terms of the Plans and (iv) the receipt of consideration for such Shares in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                       Very truly yours,


                                       /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP